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Exhibit 25(a)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2)  ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation or organization if not a U.S. national bank)	95-3571558 (IRS Employer Identification No.)
700 SOUTH FLOWER STREET, 2nd FLOOR LOS ANGELES, CALIFORNIA (Address of principal executive offices)	90017 (Zip Code)

PROTECTIVE LIFE CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	95-2492236 (IRS Employer Identification No.)
2802 HIGHWAY 280 SOUTH BIRMINGHAM, ALABAMA (Address of principal executive offices)	35223 (Zip Code)
DEBT SECURITIES (Title of the indenture securities)

ITEM 1.    GENERAL INFORMATION

        Furnish the following information as to the trustee.

  (a)    Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency U. S. Department of the Treasury Washington, DC 20219
  Federal Reserve Bank, San Francisco, CA 94105
  Federal Deposit Insurance Corporation, Washington, D.C. 20429

  (b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEMS    3-15.

        Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

ITEM 16.    LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility. Exhibits identified in parentheses below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(c).

1.
A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.
A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.
A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.
Not applicable.

6.
Consent of the Trustee required by Section 321(b) of the Act.

7.
A copy of the latest report of condition of the trustee published pursuant to law or the requirements of the Trustee's supervising or examining authority.

8.
Not applicable.

9.
Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama as of the 11th day of June, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

EXHIBIT 6
CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of DEBT SECURITIES by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

Dated: June 11, 2008

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

Exhibit 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

        At the close of business March 31, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,130
Interest-bearing balances	0
Securities:
Held-to-maturity securities	32
Available-for-sale securities	297,195
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	11,700
Securities purchased under agreements to resell	65,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,911
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	293,863
Other assets	151,030

Total assets	$1,705,546

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LIABILITIES
Deposits:
In domestic offices	1,187
Noninterest-bearing	1,187
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities
Other borrowed money:	0
(includes mortgage indebtedness and obligations under capitalized leases)	218,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	145,238
Total liabilities	365,116
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	214,719
Accumulated other comprehensive income	3,191
Other equity capital components	0
Total equity capital	1,340,430

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,705,546

        I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	) Vice President

        We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	) Directors (Trustees)
William D. Lindelof, VP	)

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